UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2018
____________________________________
UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs Road
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
United Technologies Corporation (“UTC” or "Company") held its 2018 Annual Meeting of Shareowners on April 30, 2018. Shareowners submitting votes for the meeting approved the United Technologies Corporation 2018 Long-Term Incentive Plan (the "Plan"). The Plan authorizes 35 million shares for future issuance under the Plan, plus the total number of previously approved shares that remain available for new awards under the Company's prior plan. The Plan became effective on April 30, 2018.
A description of the Plan is set forth in UTC's definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 19, 2018, and is qualified in its entirety by reference to the complete terms and conditions of the Plan, a copy of which is included herewith as Exhibit 10.1 to this Report and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
United Technologies Corporation (“UTC” or "Company") held its 2018 Annual Meeting of Shareowners on April 30, 2018. As of March 2, 2018, the record date for the meeting, 800,086,193 shares of UTC common stock were issued and outstanding. A quorum of 715,028,820 shares of common stock was present or represented at the meeting.
The shareowners voted on the following matters and cast their votes as described below.

1)
Election of Directors. The following individuals were elected to serve as directors for a term expiring at the 2019 Annual Meeting of Shareowners or upon the election and qualification of their successors, and the voting results for each of the nominees were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lloyd J. Austin III	616,715,002	1,709,743	831,749	95,772,326
Diane M. Bryant	616,818,020	1,686,687	751,787	95,772,326
John V. Faraci	603,373,098	14,866,554	1,016,842	95,772,326
Jean-Pierre Garnier	596,649,299	20,833,207	1,773,988	95,772,326
Gregory J. Hayes	593,403,454	21,899,665	3,953,375	95,772,326
Ellen J. Kullman	603,845,997	11,387,702	4,022,795	95,772,326
Marshall O. Larsen	608,208,078	10,139,047	909,369	95,772,326
Harold McGraw III	603,189,702	15,218,171	848,621	95,772,326
Margaret L. O'Sullivan	615,243,364	2,386,067	1,627,063	95,772,326
Fredric G. Reynolds	607,337,303	11,045,013	874,178	95,772,326
Brian C. Rogers	611,088,736	7,337,960	829,798	95,772,326
Christine Todd Whitman	608,494,352	9,030,518	1,731,624	95,772,326
2) A proposal that shareowners approve, on an advisory basis, the compensation of UTC’s executive officers, as disclosed in UTC’s Proxy Statement dated March 19, 2018. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
595,262,871	21,713,006	2,280,617	95,772,326
3) A proposal that shareowners approve the United Technologies Corporation 2018 Long-Term Incentive Plan, including approval of additional shares of Common Stock for future awards under the Plan. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
556,267,245	60,927,110	2,062,139	95,772,326

4) A proposal of the Audit Committee and the Board of Directors to re-appoint PricewaterhouseCoopers LLP, a firm of Independent Registered Public Accountants, to serve as Independent Auditor for 2018 and until the next Annual Meeting in 2019. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
692,225,689	21,839,886	963,245
5) A proposal that shareowners approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate Article Ninth, which requires a supermajority voting standard for the approval of certain business combination transactions, as disclosed in UTC's Proxy Statement dated March 19, 2018. The requisite 80% of the outstanding shares did not vote in favor of the proposal and the proposal was not approved. The results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
611,238,316	6,305,310	1,712,868	95,772,326
6) A shareowner proposal asking the Company’s Board of Directors to amend the Company's Bylaws to reduce the shareowner special meeting threshold from 25% to 10%, as disclosed in UTC’s Proxy Statement dated March 19, 2018. Neither the proponent nor an authorized representative appeared at the Annual Meeting to present the proposal. Nonetheless, without waiving any of the Company’s rights under the securities laws to exclude any proposal that the proponent may submit for inclusion in the proxy statement for any shareowner meeting held in the next two years, the Chairman instructed the reading of the proposal and the reporting of the proposal’s voting results because (a) the proposal was included in the Proxy Statement and (b) many shareowners had taken the time to consider the proposal and submit proxies or voting instructions. The proposal was not approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
289,682,735	323,538,417	6,035,342	95,772,326

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: May 3, 2018	By:	/S/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Corporate Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number        Exhibit Description
10.1            UTC 2018 Long-Term Incentive Plan